Exhibit 24.1

POWER OF ATTORNEY

WHEREAS, NorthWestern Corporation, a Delaware corporation (herein referred to as the “Company”) is to file with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, one or more Registration Statements on Form S-3 relating to the issuance and sale of an undetermined amount of first mortgage bonds, preferred stock, depositary shares representing preferred stock and common stock; and

WHEREAS, each of the undersigned holds the office or offices in the Company set forth opposite his or her name below, respectively.

NOW, THEREFORE, each of the undersigned hereby constitutes and appoints Robert C. Rowe, Brian B. Bird, and Timothy P. Olson, and each of them individually, his or her attorney, with full power to act for him or her and in his or her name, place and stead, to sign his or her name in the capacity or capacities set forth below to the Form S-3 Registration Statements relating to the issuance and sale of an undetermined amount of first mortgage bonds, preferred stock, depositary shares representing preferred stock and common stock, and to any and all amendments (including post-effective amendments) to such Registration Statements, and hereby ratifies and confirms all that said attorney may or shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 15th day of February, 2012.
Signature	Title	Date
/s/ E. Linn Draper, Jr.	Chairman of the Board	February 15, 2012
E. Linn Draper, Jr.
/s/ Robert C. Rowe	President, Chief Executive Officer and Director	February 15, 2012
Robert C. Rowe	(Principal Executive Officer)
/s/ Brian B. Bird	Vice President, Chief Financial Officer and	February 15, 2012
Brian B. Bird	Treasurer (Principal Financial Officer)
/s/ Kendall G. Kliewer	Vice President and Controller	February 15, 2012
Kendall G. Kliewer	(Principal Accounting Officer)
/s/ Stephen P. Adik	Director	February 15, 2012
Stephen P. Adik
/s/ Dorothy M. Bradley	Director	February 15, 2012
Dorothy M. Bradley
/s/ Dana J. Dykhouse	Director	February 15, 2012
Dana J. Dykhouse
/s/ Julia L. Johnson	Director	February 15, 2012
Julia L. Johnson
/s/ Philip L. Maslowe	Director	February 15, 2012
Philip L. Maslowe
/s/ D. Louis Peoples	Director	February 15, 2012
D. Louis Peoples